United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2010

CLARUS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24277 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

One Landmark Square, 22nd Floor, Stamford Connecticut (Address of principal executive offices)	06901 (Zip Code)

Registrant’s telephone number, including area code:  (203) 428-2000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreements.

On May 10, 2010, Clarus Corporation (“Clarus” or the “Company”) issued a press release announcing that it had entered into agreements and plans of merger to acquire each of Black Diamond Equipment, Ltd. and Gregory Mountain Products, Inc. A copy of the press release was filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K previously filed on the date hereof and is incorporated herein by reference.

Black Diamond Equipment, Ltd. Merger Agreement

On May 7, 2010, the Company entered into an Agreement and Plan of Merger (the “Black Diamond Merger Agreement”) by and among Black Diamond Equipment, Ltd., a Delaware corporation (“BDE”), Everest/Sapphire Acquisition, LLC (“Purchaser”), a Delaware limited liability company and wholly-owned direct subsidiary of Clarus, Sapphire Merger Corp. (“Merger Sub”), a Delaware corporation and a wholly-owned direct subsidiary of Purchaser, and Ed McCall, as Stockholders’ Representative.  Under the Black Diamond Merger Agreement, Purchaser will acquire BDE and its three subsidiaries through the merger of Merger Sub with and into BDE, with BDE as the surviving corporation of the merger (the “Black Diamond Merger”).

Through the Black Diamond Merger Agreement, Clarus has agreed to acquire all of the outstanding common stock of BDE for an aggregate purchase price of $90 million (subject to certain closing adjustments), $4.5 million of which will be held in escrow for a one year period (the “Escrow Fund”) as security for any working capital adjustments to the purchase price or indemnification claims under the Black Diamond Merger Agreement.

The Black Diamond Merger was unanimously approved by the Company’s Board of Directors and the merger consideration payable to BDE’s stockholders has been confirmed to be fair to the Company’s stockholders from a financial point of view by a fairness opinion received from Rothschild, Inc.

BDE has made customary representations, warranties and covenants in the Black Diamond Merger Agreement, including among others (i) regarding its ownership, operations and financial condition, (ii) to conduct its and its subsidiaries’ businesses in the ordinary and usual course during the period between the execution of the Black Diamond Merger Agreement and the effective time of the merger (the ‘‘Interim Period’’), (iii) not to engage in certain kinds of transactions or take certain actions during the Interim Period, (iv) to cease immediately any discussions and negotiations with respect to any alternate acquisition proposal, and (v) not to solicit any alternate acquisition proposal or enter into discussions concerning or furnish information in connection with any alternate acquisition proposal.

The Black Diamond Merger Agreement has been approved by Black Diamond. Each party’s obligation to consummate the Black Diamond Merger is subject to customary closing conditions, including (i) the absence of any law or order prohibiting the completion of the Black Diamond Merger; (ii) the absence of any Material Adverse Effect (as defined in the Black Diamond Merger Agreement) on BDE’s or its subsidiaries’ businesses, assets, properties, condition (financial or otherwise), liabilities or results of operations, taken as a whole; and (iii) material compliance of the other party with its covenants.

The Black Diamond Merger Agreement contains certain termination rights for both Clarus and BDE, and further provides that upon termination of the Black Diamond Merger Agreement, under specified circumstances, Clarus or BDE would be required to pay the other party a termination fee of $2.7 million plus transaction expenses and Clarus would be required to pay BDE $5 million plus transaction expenses under certain circumstances. If Clarus determines to exercise the options under the Black Diamond Option Agreements described below, Clarus will not be entitled to receive any termination fee upon termination of the Black Diamond Merger Agreement.

As of the date of this Current Report on Form 8-K, more than 78% of the outstanding shares of BDE have been voted in favor of adopting the Black Diamond Merger Agreement.

No assurances can be given that the Black Diamond Merger will be consummated or, if such merger is consummated, as to the final terms of such Black Diamond Merger. The foregoing description of the Black Diamond Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Black Diamond Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Black Diamond Stockholders’ Support Agreements:

On May 8, 2010, the Company entered into Stockholders’ Support Agreements with certain officers, directors, and key stockholders of BDE.  The Stockholders’ Support Agreements provide for additional indemnification outside of the Escrow Fund, on a several basis, by certain officers, directors and key stockholders of BDE for (i) certain claims of fraud known to such party in connection with the transaction, (ii) lack of title to the shares such stockholder is exchanging for merger consideration and (iii) breaches of certain restrictive covenants and obligations contained in the Stockholders’ Support Agreements.  Indemnification by each party is limited to the merger consideration received by such party and certain parties to which a stockholder transferred shares prior to the closing of the Black Diamond Merger.

The foregoing description of the Stockholders’ Support Agreements does not purport to be complete and is qualified in its entirety by reference to the Stockholders’ Support Agreements, which are included as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Black Diamond Stockholders’ Option Agreements:

On May 9, 2010, the Company entered into a number of Option Agreements with certain principal stockholders of BDE.  Such Option Agreements collectively provide Purchaser with an option to acquire no less than 55% of the outstanding shares of BDE (to be exercised on an all or nothing basis) for a period of 60 days after termination of the Merger Agreement (depending on the circumstances of termination) for the same price per share as offered in the Black Diamond Merger Agreement.  The option is conditioned upon Purchaser demonstrating that it has the financial ability (with at least $75 million of cash on hand plus committed financing from commercial banks) to close on the balance of the shares. In connection with exercising its option, Purchaser covenants to purchase the balance of the equity of BDE, whether through a merger or other transaction, promptly after the option closing.

Gregory Mountain Products, Inc. Merger Agreement

On May 7, 2010, the Company entered into an Agreement and Plan of Merger (the “Gregory Merger Agreement”) by and among Gregory Mountain Products, Inc., a Delaware corporation (“Gregory”), a Delaware limited liability company and wholly-owned direct subsidiary of Clarus, Everest Merger I Corp., a Delaware corporation and a Purchaser wholly-owned direct subsidiary of Gregory Purchaser (“Merger Sub One”), Everest Merger II, LLC, a Delaware limited liability company and a wholly-owned direct subsidiary of Gregory Purchaser (“Merger Sub Two”), and each of Kanders GMP Holdings, LLC and Schiller Gregory Investment Company, LLC, as the stockholders of Gregory (the “Gregory Stockholders”).  Under the terms of the Gregory Merger Agreement, (i) Merger Sub One will merge with and into Gregory (the “First Step Merger”), with Gregory as the surviving corporation of the First Step Merger, and (ii) immediately following the effective time of the First Step Merger, as part of the same overall transaction, Gregory will merge with and into Merger Sub Two, (the “Second Step Merger” and together with the First Step Merger, the “Gregory Merger”), with Merger Sub Two as the surviving corporation of the Second Step Merger.

The sole member of Kanders GMP Holdings, LLC is Mr. Warren B. Kanders, Clarus’ Executive Chairman and a member of Clarus’ Board of Directors, who upon closing of the Black Diamond Merger, is expected to continue to serve in such capacity.  The sole member of Schiller Gregory Investment Company, LLC is Mr. Robert R. Schiller, who, subject to and upon the closing of the Black Diamond Merger, is expected to become Clarus’ Executive Vice Chairman and a member of Clarus’ Board of Directors.

In the Gregory Merger Agreement, the Company has agreed to acquire all of the outstanding common stock of Gregory for an aggregate purchase price of up to $45,000,000 (subject to certain closing adjustments), payable to the Gregory Stockholders as follows: (i) 50% in unregistered shares of the Company’s common stock (which the Company will agree to register as soon as reasonably practicable after the closing) valued at $6.00 per share, and (ii) 50% in unsecured subordinated notes having a seven-year term.  The purchase price will also be reduced by an amount equal to $1,478,424 in connection with certain payments and commitments by the Company to participants of a Gregory incentive plan.

The Gregory Merger was approved by a special committee comprised of independent directors of the Company’s Board of Directors and the merger consideration payable to the Gregory Stockholders has been confirmed to be fair to the Company’s stockholders from a financial point of view by a fairness opinion received from Ladenburg Thalmann & Co., Inc.

Each of Gregory and the Gregory Stockholders has made customary representations, warranties and covenants in the Gregory Merger Agreement, including among others (i) regarding its ownership, operations and financial condition, (ii) to conduct its business in the ordinary and usual course during the period between the execution of the Gregory Merger Agreement and the effective time of the merger (the ‘‘Interim Period’’), (iii) not to engage in certain kinds of transactions or take certain actions during the Interim Period, (iv) to cease immediately any discussions and negotiations with respect to any alternate acquisition proposal, and (v) not to solicit any alternate acquisition proposal or enter into discussions concerning or furnish information in connection with any alternate acquisition proposal.

The indemnification obligations of the Gregory Stockholders may be satisfied by the Company offsetting such indemnification obligations against the Company common stock and subordinated promissory notes received by the Gregory Stockholders subject to, except in certain circumstances, a maximum liability of $2,250,000.  The Gregory Stockholders may elect to satisfy their indemnification obligations through the payment of cash in lieu of the Company’s right of off-set against the Company common stock received by the Gregory Stockholders.

The Gregory Merger Agreement has been unanimously approved by the Gregory Stockholders and Gregory. Each party’s obligation to consummate the Gregory Merger is subject to customary closing conditions, including (i) the absence of any law or order prohibiting the completion of the Gregory Merger; (ii) the absence of any Material Adverse Effect (as defined in the Gregory Merger Agreement) on Gregory’s business, assets, properties, condition (financial or otherwise), liabilities or results of operations, taken as a whole; and (iii) material compliance of the other party with its covenants.  Clarus’ obligation to consummate the Gregory Merger is also subject to other closing conditions, such as (i) the consummation of the Black Diamond Merger; and (ii) the receipt of ancillary documents executed by certain stockholders, including lock-up agreements, releases and restrictive covenant agreements.

The Gregory Merger Agreement contains certain termination rights for both Clarus and Gregory, and further provides that upon termination of the Gregory Merger Agreement, under specified circumstances, Clarus or Gregory would be required to pay the other party a termination fee of $1,350,000 plus transaction expenses.

No assurances can be given that the Gregory Merger will be consummated or, if such merger is consummated, as to the final terms of such Gregory Merger. The foregoing description of the Gregory Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Gregory Merger Agreement, which is included as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Peter Metcalf Employment Agreement

On May 7, 2010, the Company entered into an employment agreement with Peter Metcalf (the “Metcalf Employment Agreement”), which will become effective on the closing of the Black Diamond Merger.  The Metcalf Employment Agreement provides for his employment as President and Chief Executive Officer of the Company for a term of three years, subject to certain termination rights, during which time he will receive an annual base salary of $210,000, subject to annual review by the Company.  In addition, Mr. Metcalf is entitled, at the discretion of the Compensation Committee of the Company’s Board of Directors, to receive performance bonuses, which may be based upon a variety of factors, and stock options and to participate in other bonus plans of the Company.

Upon the closing of the Black Diamond Merger, the Company will issue and grant to Mr. Metcalf an option to purchase 75,000 shares of the Company’s common stock, having an exercise price equal to $6.00 per share, and vesting in three installments as follows:  30,000 options on December 31, 2012 and 22,500 options on each of December 31, 2013 and December 31, 2014.  In the event the Metcalf Employment Agreement is not renewed upon the expiration of the three-year term, any of these 75,000 options that are unvested will immediately vest upon such non-renewal.

The Metcalf Employment Agreement contains a non-competition covenant and non-interference (relating to the Company’s customers) and non-solicitation (relating to the Company’s employees) provisions effective during the term of his employment and for a period of two years after termination of the Metcalf Employment Agreement.

In the event that Mr. Metcalf’s employment is terminated (i) by the Company without “cause” (as such term is defined in the Metcalf Employment Agreement), (ii) by Mr. Metcalf for certain reasons set forth in the Metcalf Employment Agreement or (iii) by Mr. Metcalf upon a “change in control” (as such term is defined in the Metcalf Employment Agreement), Mr. Metcalf will be entitled to receive an amount equal to one year of his base salary in one lump sum payment within five days after the effective date of such termination.  In the event that Mr. Metcalf fails to comply with any of his obligations under the Metcalf Employment Agreement, including, without limitation, the non-competition covenant and the non-interference and non-solicitation provisions, Mr. Metcalf will be required to repay such lump sum payment as of the date of such failure to comply and he will have no further rights in or to such lump sum payment.

In the event that Mr. Metcalf’s employment is terminated for any reason other than by the Company for “cause” (as such term is defined in the Metcalf Employment Agreement), the Company has agreed, during the period commencing with such termination and ending on his sixty-fifth birthday, to provide Mr. Metcalf with the same form of medical and dental insurance as the Company may make available to, or have in effect for, its senior executive officers from time to time.

In the event that Mr. Metcalf’s employment is terminated (i) upon his death or disability, (ii) by the Company without “cause” (as such term is defined in the Metcalf Employment Agreement), (iii) by Mr. Metcalf for certain reasons set forth in the Metcalf Employment Agreement, or (iv) by Mr. Metcalf upon a “change in control” (as such term is defined in the Metcalf Employment Agreement), all unvested stock options will immediately vest and become exercisable.  In the event that Mr. Metcalf’s employment is terminated by the Company for “cause,” all stock options, whether vested or unvested, will terminated and be null and void.

The foregoing description of the Metcalf Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Metcalf Employment Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)

Peter Metcalf

On May 7, 2010, the Company’s Board of Directors appointed Peter Metcalf as President and Chief Executive Officer of the Company, effective as of the closing of the Black Diamond Merger.  Mr. Metcalf, who is 54 years of age, has served as the Chief Executive Officer and Chairman of the Board of Directors of BDE since co-founding BDE in 1989.  He is a graduate of the University of Colorado, with a major in Political Science. He also earned a Certificate in Management from the Peter Drucker Center of Management.  Mr. Metcalf has no family relationships with any other director or officer of the Company.  The material terms of the Metcalf Employment Agreement are set forth in Item 1.01 above and incorporated herein by reference.  Mr. Metcalf is currently the Chief Executive Officer and Chairman of the Board of Directors and a shareholder of BDE. Except as set forth herein and in Item 1.01 above and incorporated herein by reference, there are no transactions in which Mr. Metcalf has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following Exhibits are filed herewith as a part of this report:

Exhibit	Description

2.1
Agreement and Plan of Merger, dated as of May 7, 2010, by and among Clarus Corporation, Everest/Sapphire Acquisition, LLC, Sapphire Merger Corp., Black Diamond Equipment, Ltd. and Ed McCall, as Stockholders’ Representative. (Schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 602(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.)

2.2
Agreement and Plan of Merger, dated as of May 7, 2010, by and among Clarus Corporation, Everest/Sapphire Acquisition, LLC, Everest Merger I Corp., Everest Merger II, LLC, Gregory Mountain Products, Inc., Kanders GMP Holdings, LLC and Schiller Gregory Investment Company, LLC. (Schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 602(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.)

10.1	Employment Agreement, dated as of May 7, 2010, between Clarus Corporation and Peter Metcalf.

10.2	Company Stockholders’ Support Agreement, dated May 8, 2010, by and among Everest/Sapphire Acquisition, LLC, Peter Metcalf, Philip Duff and Robert Peay.

10.3
Company Stockholders’ Support Agreement, dated May 8, 2010, by and among Everest/Sapphire Acquisition, LLC, Christian Jaeggi, Mark Ritchie, Chris Grover, Scott Carlson, Edward McCall, Scott Bowers, Paul Bancroft, Maria Cranor, Michael Metcalf and Phillip Boone, Jr.

10.4	Company Stockholders’ Support Agreement, dated May 8, 2010, by and among Everest/Sapphire Acquisition, LLC, Lost Arrow Ltd. and Naoe Sakashita.

99.1
Press Release of the Company dated May 10, 2010 (a copy of which is filed as Exhibit 99.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2010).

Forward-looking Statements

This Report includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Clarus may use words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions to identify forward-looking statements.  These forward-looking statements involve a number of risks, uncertainties and assumptions which are difficult to predict. Clarus cautions you that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of Clarus’ proposed acquisitions of Black Diamond and Gregory, including future financial and operating results that may be realized from the acquisitions; (ii) statements of plans, objectives and expectations of Clarus or its management or Board of Directors, including the expected timing of completion of the mergers; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements and other statements that are not historical facts.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) the risk that a condition to closing of the mergers may not be satisfied and the transactions will not be consummated; (ii) the risk that Clarus could be required to pay material termination fees if the mergers are not consummated; (iii)  the risk that the businesses will not be integrated successfully; (iv) the risk that the expected financial or operating results may not be fully realized as expected; (v) material differences in the actual financial results of the mergers compared with expectations, including the impact of the mergers on Clarus’ future earnings per share; (vi) disruption from the mergers; (vii) economic conditions and the impact they may have on Black Diamond and Gregory and their respective customers or demand for products; (viii) our ability to implement our acquisition growth strategy or obtain financing  to support such strategy; (ix) the loss of any member of our senior management or certain other key executives; and (x) our ability to utilize our net operating loss carry forward.  Additional factors that could cause Clarus’ results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of Clarus’ filings with the Securities and Exchange Commission, including its latest annual report on Form 10-K and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at www.claruscorp.com or the Securities and Exchange Commission’s web site at www.sec.gov.  All forward-looking statements included in this Report are based upon information available to Clarus as of the date of the Report, and speak only as the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2010

CLARUS CORPORATION

By: /s/ Philip A. Baratelli
Name: Philip A. Baratelli
Title: Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit	Description

2.1
Agreement and Plan of Merger, dated as of May 7, 2010, by and among Clarus Corporation, Everest/Sapphire Acquisition, LLC, Sapphire Merger Corp., Black Diamond Equipment, Ltd. and Ed McCall, as Stockholders’ Representative. (Schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 602(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.)

2.2
Agreement and Plan of Merger, dated as of May 7, 2010, by and among Clarus Corporation, Everest/Sapphire Acquisition, LLC, Everest Merger I Corp., Everest Merger II, LLC, Gregory Mountain Products, Inc., Kanders GMP Holdings, LLC and Schiller Gregory Investment Company, LLC. (Schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 602(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.)

10.1	Employment Agreement, dated as of May 7, 2010, between Clarus Corporation and Peter Metcalf.

10.2	Company Stockholders’ Support Agreement, dated May 8, 2010, by and among Everest/Sapphire Acquisition, LLC, Peter Metcalf, Philip Duff and Robert Peay.

10.3
Company Stockholders’ Support Agreement, dated May 8, 2010, by and among Everest/Sapphire Acquisition, LLC, Christian Jaeggi, Mark Ritchie, Chris Grover, Scott Carlson, Edward McCall, Scott Bowers, Paul Bancroft, Maria Cranor, Michael Metcalf and Phillip Boone, Jr.

10.4	Company Stockholders’ Support Agreement, dated May 8, 2010, by and among Everest/Sapphire Acquisition, LLC, Lost Arrow Ltd. and Naoe Sakashita.

99.1
Press Release of the Company dated May 10, 2010 (a copy of which is filed as Exhibit 99.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2010).